Exhibit 99.1

WEBLINK WIRELESS, INC. AND SUBSIDIARIES

Table of Contents

Page

Independent Auditors’ Report	1

Consolidated Balance Sheets as of December 31, 2002 and September 30, 2003	2

Consolidated Statements of Operations for the Period from January 1, 2002 through September 8, 2002, the Period from September 9, 2002 through December 31, 2002, the Period from January 1, 2003 through April 22, 2003 and the Period from April 23, 2003 through September 30, 2003	3

Consolidated Statements of Stockholders’ Equity (Deficit) for the Year ended December 31, 2001, the Period from January 1, 2002 through September 8, 2002, the Period from September 9, 2002 through December 31, 2002, the Period from January 1, 2003 through April 22, 2003 and the Period from April 23, 2003 through September 30, 2003	4

Consolidated Statements of Cash Flows for the Year ended December 31, 2001, the Period from January 1, 2002 through September 8, 2002, the Period from September 9, 2002 through December 31, 2002, the Period from January 1, 2003 through April 22, 2003 and the Period from April 23, 2003 through September 30, 2003	5

Notes to Consolidated Financial Statements	6

Independent Auditors’ Report

The Board of Directors
Weblink Wireless, Inc.:

We have audited the accompanying consolidated balance sheet of Weblink Wireless, Inc. and subsidiaries as of December 31, 2002, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the periods from January 1, 2002 through September 8, 2002 and September 9, 2002 through December 31, 2002. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2002 consolidated financial statements referred to above present fairly, in all material respects, the financial position of Weblink Wireless, Inc. and subsidiaries as of December 31, 2002, and the results of their operations and their cash flows for the periods from January 1, 2002 through September 8, 2002 and September 9, 2002 through December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

As discussed in note 3 to the consolidated financial statement, the Company changed its method of accounting for goodwill and other intangible assets in accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets in 2002.

As discussed in note 1(b) to the consolidated financial statements, upon consummation of a plan of reorganization under Chapter 11 of the United States Bankruptcy Code on September 9, 2002, the Company adopted fresh start reporting in accordance with American Institute of Certified Public Accountants Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code. As a result of the application of fresh start reporting, the consolidated financial statements of Weblink Wireless, Inc. and subsidiaries for the period from September 9, 2002 through December 31, 2002 are presented on a different cost basis than those for periods prior to September 9, 2002 and, accordingly, are not directly comparable.

/s/ KPMG LLP
February 21, 2003, except for note 15(a) which is as of March 1, 2003

WEBLINK WIRELESS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	Reorganized	Post-Acquisition
	Company	Company
	December 31,	September 30,
	2002	2003
		(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$21,026	$16,834
Restricted cash	1,087	—
Investments held for sale	—	220
Accounts receivable, net of allowance for doubtful accounts	10,460	6,561
Inventories	2,681	1,300
Other current assets, net	8,895	5,126

Total current assets	44,149	30,041

Property and equipment, net	33,134	3,488

Narrowband licenses, net	—	—

Other assets	891	2,019

Total assets	$78,174	$35,548

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$2,808	$1,648
Deferred revenue	14,128	8,238
Current maturities of long-term debt	1,350	66
Other current liabilities	15,418	7,763

Total current liabilities	33,704	17,715

Long-term debt	39,254	18,561

Other long-term liabilities	1,226	1,000

Stockholders’ equity/(deficit):
Common stock, $.0001 par value per share, 20,000,000 shares authorized, 2,996,000 issued and outstanding at December 31, 2002 and September 30, 2003	—	—
Additional paid-in capital	—	—
Minority interest	—	24
Accumulated (deficit) earnings	3,990	(1,786)
Other comprehensive income	—	34

Total stockholders’ equity (deficit) earnings	3,990	(1,728)

Total liabilities and stockholders’ equity (deficit)	$78,174	$35,548

The accompanying notes are an integral part of these consolidated financial statements.

2

WEBLINK WIRELESS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)

	Predecessor	Reorganized	Reorganized	Post-Acquisition
	Company	Company	Company	Company

	January 1 -	September 9 -	January 1 -	January 1 -
	September 8,	December 31,	April 22,	April 22,
	2002	2002	2003	2003
			Unaudited
Revenues:
Recurring revenues—traditional paging	$57,070	$20,516	$16,765	$21,272
Recurring revenues—wireless data	49,000	19,842	17,227	21,403
Network revenues	2,139	957	1,479	1,109
Equipment revenues	9,203	1,535	1,121	1,723

Total revenues	117,412	42,850	36,592	45,507

Cost of equipment sold and operating expenses:
Cost of equipment sold	10,970	2,484	2,056	2,126
Technical (exclusive of depreciation and amortization)	43,332	19,253	18,968	22,322
General and administrative (excluding amortization of stock compensation)	27,319	8,525	7,668	11,405
Selling	8,219	2,582	2,532	3,170
Restructuring charges	1,518	88	337	728
Depreciation and amortization	45,151	5,149	4,508	1,038
Amortization of stock compensation	412	—	—	—

Total cost of equipment sold and operating expenses	136,921	38,081	36,069	40,789

Operating income (loss)	(19,509)	4,769	523	4,718

Other (income) expense:
Interest expense	7,410	903	865	2,830
Interest income	(5)	(67)	(60)	(66)
Other	647	(57)	(46)	(121)

Total other (income) expense	8,052	779	759	2,643

Income (loss) before bankruptcy reorganization items, extraordinary item and minority interest	(27,561)	3,990	(236)	2,075
Bankruptcy reorganization items	(6,000)	—	—	—

Income (loss) before extraordinary item and minority interest	(33,561)	3,990	(236)	2,075
Extraordinary item:
Gain from extinguishment of debt through bankruptcy	546,572	—	—	—
Loss from early extinguishment of intercompany debt	—	—	—	(4,693)

Net income (loss) before minority interest	513,011	3,990	(236)	(2,618)
Minority interest	—	—	—	(832)

Net income (loss)	$513,011	$3,990	$(236)	$(1,786)

The accompanying notes are an integral part of these consolidated financial statements.

3

WEBLINK WIRELESS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
(In thousands, except share amounts)

	Common Stock		Additional			Stock	Other
	Number of		Paid-In	Retained	Minority	Subscriptions	Comprehensive	Deferred
	Shares	Amount	Capital	Earnings	Interest	Receivable	Income	Compensation	Total
Predecessor Company:
BALANCE, December 31, 2001	46,217,749	$5	$341,319	($643,462)	$0	($82)	$0	($594)	($302,814)

Payment of stock subscription receivable						82			82
Amortization of stock compensation								412	412
Net income				513,011					513,011
Cancellation of shares through bankruptcy and elimination of retained deficit	(46,217,749)	(5)	(341,319)	130,451				182	(210,691)

BALANCE, September 8, 2002	0	$0	$0	$0	$0	$0	$0	$0	$0

Reorganized Company:
Issuance of stock upon emergence from bankruptcy	2,700,000								—
Issuance of restricted stock	296,000								—
Net income				3,990					3,990

Balance, December 31, 2002	2,996,000	$0	$0	$3,990	$0	$0	$0	$0	$3,990

Net Income				(236)					(236)
Purchase-price entry				(3,754)	(808)				(4,562)

BALANCE, April 22, 2003 - Unaudited	2,996,000	$0	$0	$0	($808)	$0	$0	$0	($808)

Post-Acquisition Company:
Net income				(1,786)	832				(954)
Investments held for sale — appreciation							34		34

Balance, September 30, 2003 - Unaudited	2,996,000	$0	$0	($1,786)	$24	$0 $	34	$0	($1,728)

The accompanying notes are an integral part of these consolidated financial statements.

4

WEBLINK WIRELESS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Predecessor	Reorganized	Reorganized	Post-Acquisition
	Company	Company	Company	Company
	January 1 -	September 9 -	January 1 -	April 23 -
	September 8,	December 31,	April 22,	September 30,
	2002	2002	2003	2003
			Unaudited
Cash flows from operating activities:
Net income (loss)	513,011	3,990	$(236)	$(1,786)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Extraordinary item	(546,572)	—	—	—
Minority interest	—	—	—	(705)
Early extinguishment of intercompany debt	—	—	—	4,693
Depreciation and amortization	45,151	5,149	4,508	1,038
Amortization of stock compensation	412	—	—	—
Forgiveness of stock subscription receivable	29	—	—	—
Provision for bad debts, net of recoveries	3,493	(1,045)	44	188
Loss on sale and disposal of property and equipment	184	52	(2)	(4)
Accretion of discount on PIK notes	—	504	771	2,502
Amortization of deferred debt issuance costs	654	13	10	—
Utilization of roaming credits	169	100
Changes in certain assets and liabilities:
Accounts receivable	1,847	4,245	(927)	5,312
Inventories	1,489	(407)	434	947
Product sold subject to right of return	150	—	—	—
Other current assets	(1,177)	1,413	1,408	2,361
Other assets	3,717	264	119	(173)
Accounts payable	(1,363)	(1,875)	(645)	332
Deferred revenue	(7,261)	(3,115)	(2,517)	(2,348)
Other current liabilities	1,307	(2,109)	(2,439)	(4,213)
Other long-term liabilities	(3,474)	—	(253)	(299)

Net cash (used in) provided by operating activities	11,766	7,179	275	7,843

Cash flows from investing activities:
Purchases of property and equipment	(2,773)	(774)	(190)	(631)
Proceeds from the sale of property and equipment	1,204	24	2	4
Purchase of business, net of cash acquired	—	—	—	(1,503)
Increase/decrease in restricted cash	—	(1,087)	294	794
Other	1,015	(160)	(214)	316

Net cash used in investing activities	(554)	(1,997)	(108)	(1,019)

Cash flows from financing activities:
Leucadia purchase of minority interest	—	—	100	—
Payments to secured creditors	(8,100)	—	—	—
Payments on cash pay senior notes	—	—	—	(10,000)
Payments on the vendor financing arrangement and capital leases	(867)	(371)	(427)	(856)

Net cash provided by (used in) financing activities	(8,967)	(371)	(327)	(10,856)

Net (decrease) increase in cash and cash equivalents	2,245	4,811	(160)	(4,032)

Cash and cash equivalents, beginning of period	13,970	16,215	21,026	20,866

Cash and cash equivalents, end of period	$16,215	$21,026	$20,866	$16,834

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$176	$380	$337	$280

The accompanying notes are an integral part of these consolidated financial statements.

5

WEBLINK WIRELESS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2002 and September 30, 2003

(Information as of September 30, 2003 and for the periods from January 1, 2003 through April 22, 2003 and
April 23, 2003 through September 30, 2003 is unaudited)

         (1)      General

(a)	Organization

The predecessor corporation of WebLink Wireless, Inc. (WebLink or the Company) was incorporated as a Delaware corporation on May 8, 1989, to provide wireless messaging products and services, under the name PageMart, Inc. (PageMart). In January 1995, PageMart effected a corporate reorganization pursuant to which PageMart Nationwide, Inc., a Delaware corporation, became the holding company parent of PageMart. In December 1995, the name of PageMart Nationwide, Inc. was changed to PageMart Wireless, Inc. (Wireless). On January 28, 1998, PageMart was merged into Wireless with Wireless as the surviving corporation. On December 1, 1999, the name of Wireless was changed to WebLink Wireless, Inc. In March 2003, WebLink transferred substantially all of its assets and liabilities to WebLink Wireless I, LP (the Partnership). WebLink sold 10% of the partnership interest to an affiliate, maintaining a 90% interest in the Partnership. On November 18, 2003, WebLink sold substantially all of its assets to Metrocall (see subsequent events footnote on this report). WebLink and its subsidiaries are referred to herein as the “Company.” The consolidated financial statements of the Company include the accounts of WebLink Wireless I, LP, PageMart PCS, Inc., PageMart II, Inc., PageMart Operations, Inc., PageMart International, Inc. and certain other subsidiaries of WebLink. Each of these companies is a wholly owned subsidiary of WebLink. PageMart PCS Holdings, LLC holds certain narrowband personal communications services licenses. PageMart II Holdings, LLC holds certain Federal Communications Commission (FCC) licenses. Other than these licenses, the subsidiaries, excluding the Partnership of WebLink have no significant assets or liabilities.

(b)	Reorganization and Emergence from Chapter 11

On May 23, 2001 (the Petition Date), WebLink and its subsidiaries (Predecessor Company), PageMart PCS, Inc. and PageMart II, Inc., filed voluntary petitions for relief under Chapter 11 (Chapter 11) of title 11 of the United States Code Sections 101-1330, as amended (the Bankruptcy Code), and operated their businesses as debtors-in-possession subject to the jurisdiction of the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the Bankruptcy Court). The Chapter 11 cases were jointly administered for procedural purposes only before the Bankruptcy Court under Case No. 01-34275-SAF-11. On September 9, 2002, WebLink and its subsidiaries (Reorganized Company) emerged from bankruptcy.

Upon emergence from bankruptcy, the Company adopted “fresh start” reporting under Statement of Position 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code” (SOP 90-7) issued by the American Institute of Certified Public Accountants.

The reorganization value of WebLink upon emergence from bankruptcy was determined to be $81.2 million, which includes the fair value of the Reorganized Company’s long-term debt and equity of $40 million plus the fair value of current liabilities at the date of emergence of $41.2 million. As required under fresh start reporting, the reorganization value was allocated to the Reorganized Company’s tangible and identifiable intangible assets in accordance with procedures specified by Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations, and

6	(Continued)

WEBLINK WIRELESS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2002 and September 30, 2003

(Information as of September 30, 2003 and for the periods from January 1, 2003 through April 22, 2003 and
April 23, 2003 through September 30, 2003 is unaudited)

liabilities, including debt, were recorded at their net present values. The net effect of all the fresh start accounting adjustments resulted in a gain from extinguishment of debt through bankruptcy of $546.6 million, which is reflected in the Predecessor Company financial statements as an extraordinary gain in the period from January 1, 2002 through September 8, 2002.

Under the plan of reorganization, the secured creditors were issued $3.6 million in senior secured notes and received 2,403,000 shares of common stock. The unsecured creditors are to receive cash equal to $0.05 per dollar of debt for individual debt amounts under $20,000, $2.2 million in senior secured notes, 297,000 shares of common stock and warrants to purchase 12,000,000 shares of common stock as described in note 10.

The shareholders of Predecessor Company received no distributions and therefore, the Company wrote off their equity.

(c)	Leucadia National Corporation

On December 31, 2002, Leucadia National Corporation purchased all of the debt held by the secured creditors. The carrying value of this debt listed on the Reorganized Company’s balance sheet is $36.6 million as of December 31, 2002. Leucadia has also agreed to purchase approximately 80% of the Reorganized Company’s common stock, amounting to 2,403,000 shares, held by the secured creditors of WebLink upon receiving approval from the FCC.

(2)	Summary of Significant Accounting Policies

(a)	Consolidation and Basis of Presentation

The accompanying consolidated financial statements include the accounts of WebLink and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

In accordance with SOP 90-7, the Company applied fresh start reporting. As a result, the Company’s consolidated financial statements on an on-going basis as presented for the Reorganized Company are presented as a different cost basis than the consolidated financial statements for the Predecessor Company periods and, accordingly, such statements are not directly comparable.

7	(Continued)

WEBLINK WIRELESS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2002 and September 30, 2003

The effects of the plan of reorganization and the application of fresh start accounting on the Predecessor Company’s consolidated balance sheet were as follows:

	Predecessor	Fresh Start	Reorganized
	Company	Adjustments	Company
Assets

Current assets:
Cash and cash equivalents	$16,215	—	16,215
Accounts receivable, net	13,660	—	13,660
Inventories	2,274	—	2,274
Product sold subject to right of return	439	(439)	—
Other current assets, net	11,503	(1,095)	10,408

Total current assets	44,091	(1,534)	42,557

Property, plant and equipment, net	120,998	(83,573)	37,425
Narrowband licenses, net	122,575	(122,575)	—
Other assets	13,571	(12,403)	1,168

Total assets	$301,235	(220,085)	81,150

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$4,683	—	4,683
Deferred revenue	17,682	(439)	17,243
Current maturities of long-term debt	1,324	—	1,324
Other liabilities	19,590	(837)	18,753

Total current liabilities	43,279	(1,276)	42,003

Long-term debt	—	38,750	38,750
Other long-term liabilities	8,536	(8,139)	397
Stockholders’ equity	249,420	(249,420)	—

Total stockholders’ equity	249,420	(249,420)	—

Total liabilities and stockholder’s equity	$301,235	(220,085)	81,150

8

WEBLINK WIRELESS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2002 and September 30, 2003

(Information as of September 30, 2003 and for the periods from January 1, 2003 through April 22, 2003 and
April 23, 2003 through September 30, 2003 is unaudited)

(b)	Cash and Cash Equivalents

The Company includes as cash and cash equivalents cash on hand, cash in banks and highly liquid investments with original maturities of three months or less.

(c)	Restricted Cash

The Company had $1.1 million and $0 in restricted cash as of December 31, 2002 and September 30, 2003 respectively, which was in an escrow account securing letters of credit, issued to capital lease creditors.

(d)	Customer Credits

The Company’s Subscriber Service Agreement provides, “after activation, neither WebLink nor any retailer will issue customer credits for used or unused services for which payment has been received.” However, it is the Company’s present policy to allow customers 365 days to apply credit balances for unused services to future services. For customers who have terminated service and have a net credit balance, such amounts are classified as current liabilities in the Company’s Consolidated Balance Sheets. Upon the expiration of 365 days, unapplied credit balances in customer accounts will be recognized as revenue and debit balances, which are reserved at the time service is terminated, in customer accounts will be written off to allowance for doubtful accounts.

(e)	Inventories

Inventories consist of subscriber devices held for resale and are stated at the lower of cost or market. Cost is determined by using the average cost method, which approximates the first-in, first-out method.

(f)	Property and Equipment

Property and equipment was revalued as of September 9, 2002 to reflect the allocation of the reorganization value of the Reorganized Company. Property and equipment owned at September 9, 2002 is depreciated using the straight-line method over the remaining useful life of the equipment ranging from three to seven years. Assets acquired beginning September 9, 2002 are stated at cost and depreciated using the straight-line method for financial reporting purposes and accelerated methods for tax reporting purposes over estimated useful lives ranging from three to seven years.

Property and equipment was revalued as of April 22, 2003 to reflect the allocation of Luecadia’s purchase price. Property and equipment owned at April 22, 2003 is depreciated using the straight-line method over the remaining useful life of the equipment ranging from zero to seven years. Assets acquired beginning April 23, 2003 are stated at cost and depreciated using the straight-line method for financial reporting purposes and accelerated methods for tax reporting purposes over estimated useful lives ranging from three to seven years.

9

WEBLINK WIRELESS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2002 and September 30, 2003

(Information as of September 30, 2003 and for the periods from January 1, 2003 through April 22, 2003 and
April 23, 2003 through September 30, 2003 is unaudited)

Property and equipment consisted of the following (in thousands):

		Reorganized	Post-acquisition
		Company	Company
		December 31,	September 30,
	Useful life	2002	2003

Network equipment	3 - 7 years	$28,049	5,007
Computer equipment	3 - 5 years	7,844	2,235
Furniture and equipment	3 - 7 years	643	(4,795)
Leased pagers	3 years	1,466	1,840

		38,002	4,287
Less accumulated depreciation		(4,868)	(800)

		$33,134	3,487

(g)	Revenue Recognition

Recurring and Deferred Revenue

Recurring revenues, including revenue from airtime charges and fees for other services such as voice mail, customized coverage options and toll-free numbers, are recognized in the month in which the service is provided. Deferred Revenue relates to airtime services and represents advance billings for services not yet performed. Such revenue is deferred and recognized in the month in which the service is provided.

Network Revenues

The Company has network strategic alliance agreements with Metrocall, Inc. (Metrocall) and Verizon Messaging (Verizon). These agreements are organized in two distinct phases. During the first phase, Metrocall and Verizon may each market their switch-based wireless data services utilizing the Company’s wireless data network. During the second phase, the agreements provide that Metrocall and Verizon will install their own networks leveraging the Company’s infrastructure and sites, so the parties share certain capital and operating expenses, which significantly lowers costs for both companies.

As of January 1, 2002, Metrocall and Verizon were actively marketing their switch-based wireless data services under phase one of their agreements. Verizon has elected to enter phase two in a limited geographic area and continues to offer phase one switch-based services in the remainder of the U.S. There can be no assurance of the success of the arrangements with Metrocall and Verizon or of similar arrangements with other smaller paging companies.

As part of the second phase of the agreements, the companies have agreed to pay a nonrecurring engineering fee (NRE), which represents access to WebLink’s technology for constructing a two-way network. This fee will be recognized by the Company on a straight-line basis as network revenues over the period from the election date for the second phase to the end of the contract. As

10

WEBLINK WIRELESS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2002 and September 30, 2003

(Information as of September 30, 2003 and for the periods from January 1, 2003 through April 22, 2003 and
April 23, 2003 through September 30, 2003 is unaudited)

part of the Verizon agreement, the Company pays Verizon an NRE for the use of some of its sites, which is recognized on a straight-line basis over a similar period as technical expense. Also, during the second phase of the strategic alliance agreements, the Company installs at designated sites in its network, receivers and other equipment purchased by the strategic partner that is dedicated to serving the strategic partner’s customers. The Company records installation revenues each month, as installation services are provided and fees are earned. In addition, the Company recognizes nonairtime service revenues for other network services, such as maintenance fees, as these fees are earned.

The Company did not recognize any revenue from installation services in 2002 or 2003.

Equipment Revenue

For traditional one-way paging devices, the Company recognizes equipment revenue, cost of equipment and expenses upon the shipment of subscriber devices adjusted by allowances for normal returns. For wireless data devices, during the Predecessor Company periods, the Company was required to bundle the equipment revenue and airtime revenue associated with sales of wireless data devices, except those sold to retailers. Equipment and airtime were bundled as the equipment was not sold separately from the airtime and customers could not use the equipment on other networks. The Company recognized the revenue and related cost of sales over the expected customer relationship, which the Company estimated was three years.

For wireless data devices during and after the Reorganized Company period, the Company recognizes equipment revenue and cost of equipment upon the shipment of wireless data devices adjusted by allowances for normal returns. During this period the Company was not required to bundle the equipment and airtime as the equipment could then be sold separately from airtime and could be used on other company’s networks.

(h)	Restructuring

In August 2002, the Company announced that over the course of the year its monthly revenues had declined significantly. Some of this decline was expected and forecasted in the Company’s plan of reorganization. However, neither the full extent nor the full duration of the decline was, or could have been, anticipated at that time. The Company had experienced a substantial decrease in revenues from its consumer customers attributable primarily to its National Retail SBU and its wholesale customers through its Carrier Services SBU. The Company anticipated further revenue declines in these areas until such time as the economy improves and less expensive wireless data devices became available. As a result of the decline in revenues, the Company announced its plans to reduce its costs further to better align costs with projected revenues by having a reduction in workforce.

As a result, the Company re-aligned its workforce and incurred approximately $88,000, $337,000, and $728,000 in restructuring charges in December 2002, February 2003 and June 2003, respectively. As of September 30, 2003, substantially all of the restructuring expenses had been paid.

11

WEBLINK WIRELESS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2002 and September 30, 2003

(Information as of September 30, 2003 and for the periods from January 1, 2003 through April 22, 2003 and
April 23, 2003 through September 30, 2003 is unaudited)

(i)	Retirement Plan

The Company provides its employees with a 401k income deferral plan. Employees are eligible to participate in this plan when they attain 21 years of age and are employed for 3 months. Participants may defer from 1% to 75% of their compensation (in whole percentages). The Company will match 25% on the dollar for the first 6% of the participant’s salary that the participant elects to defer. There is also a discretionary match of 25% on the dollar for the first 6% of the participant’s salary that the participant elects to defer if the Company meets certain financial goals. To date, no discretionary matches have been made. From January 1, 2002 through September 8, 2002, participants deferred $1.0 million in salary and the Predecessor Company matched approximately $198,000. From September 9, 2002 through December 31, 2002, participants deferred $256,000 million in salary and the Reorganized Company matched approximately $51,000. From January 1, 2003 through April 22, 2003, participants deferred $369,000 in salary and the Reorganized Company matched approximately $74,000. From April 23, 2003 to September 30, 2003 participants deferred $393,000 in salary and the Post-acquisition Company matched approximately $76,000.

(j)	Significant Customers

For the period from January 1, 2002 through September 8, 2002 the Predecessor Company had two customers that accounted for approximately 13.5% and 11.2% of total revenues and for the period from September 9, 2002 through December 31, 2002, the Reorganized Company had two customers that accounted for approximately 14.2% and 12.4% of total revenues. For the periods January 1, 2003 through April 22, 2003 and April 23, 2003 through September 30, 2003, one customer accounted for 15.1% and 16.4% of total revenues, respectively.

(k)	Advertising Expenses

Advertising is expensed as incurred. The Predecessor Company incurred advertising expense of approximately $166,000 for the period January 1, 2002 through September 8, 2002. Advertising expense for the Reorganized Company for the period from September 9, 2002 through December 31, 2002 was approximately $222,000. For the period of January 1, 2003 through April 22, 2003, advertising expense was approximately $10,000 and for April 23, 2003 through September 30, 2003 was approximately $106,000.

(l)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(m)	Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be

12

WEBLINK WIRELESS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2002 and September 30, 2003

(Information as of September 30, 2003 and for the periods from January 1, 2003 through April 22, 2003 and
April 23, 2003 through September 30, 2003 is unaudited)

recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

(3)	Narrowband Personal Communications Services Licenses

During July and December 1994, the Company participated in auctions of Narrowband Personal Communications Services (NPCS) licenses conducted by the FCC. As a result of the auctions, the Company was awarded two nationwide NPCS licenses for a total purchase price of approximately $133 million. These licenses were amortized over 40 years prior to January 1, 2002. Upon the adoption of SFAS No. 142, Goodwill and Other Intangible Assets, the Company reassessed the useful life of the NPCS licenses and determined that the licenses have an indefinite useful life and thus, amortization ceased beginning January 1, 2002. Due to current market conditions, the Company determined these licenses had no value as part of the application of fresh start accounting.

(4)	Other Current Assets

Other current assets consisted of the following (in thousands):

	Reorganized	Post-acquisition
	Company	Company
	December 31,	September 30,
	2002	2003
Prepaid expenses	$4,953	3,586
Taxes receivable	3,597	1,310
Investments available for sale	—	220
Other	345	230

	$8,895	5,346

Taxes receivable represent the Company’s filed refund returns for certain states’ sales and use taxes.

Investments available for sale represent the Company’s shares of Arch Wireless, Inc. (Arch) common stock that it received as a settlement of a claim when Arch emerged from its Chapter 11 proceedings.

13

WEBLINK WIRELESS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2002 and September 30, 2003

(Information as of September 30, 2003 and for the periods from January 1, 2003 through April 22, 2003 and
April 23, 2003 through September 30, 2003 is unaudited)

(5)	Other Current Liabilities

Other current liabilities consisted of the following (in thousands):

	Reorganized	Post-acquisition
	Company	Company
	December 31,	September 30,
	2002	2003
Accrued payroll and employee benefits	$5,428	1,863
Accrued taxes	4,090	1,726
Other	5,900	4,174

	$15,418	7,763

(6)	Long-Term Debt

Long-term debt consisted of the following (in thousands):

	Reorganized	Post-acquisition
	Company	Company
	December 31,	September 30,
	2002	2003
Cash Pay Senior Secured Notes at 3 month Eurodollar rate plus 3%	$18,750	5,054
8% Senior Secured Payable in Kind Notes	20,504	13,507
Capital lease obligations to vendors, bearing interest at the Company’s incremental borrowing rate of 10.35%, secured by equipment with principal and interest payable over 36 months from date of financing	1,350	66

Total debt	40,604	18,627
Less current maturities of long-term debt	1,350	66

Long-term debt	$39,254	18,561

14

WEBLINK WIRELESS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2002 and September 30, 2003

(Information as of September 30, 2003 and for the periods from January 1, 2003 through April 22, 2003 and
April 23, 2003 through September 30, 2003 is unaudited)

The 11-1/4% Senior Subordinated Discount Exchange Notes due 2008 (the 11-1/4% Exchange Notes) had an original principal amount at maturity of $432.0 million with an initial accreted value of $249.7 million. The 11-1/4% Exchange Notes mature on February 1, 2008. From and after August 1, 2003, interest on the 11-1/4% Exchange Notes would have been paid semiannually in cash. The 11-1/4% Exchange Notes were redeemable at any time on or after February 1, 2003, at the option of the Company in whole or in part, at 105.625% of their principal amount at maturity plus accrued and unpaid interest, declining to 100% of their principal amount at maturity plus accrued interest on and after February 1, 2006. In addition, at any time prior to February 1, 2001, up to 35% of the accreted value of the 11-1/4%. Exchange Notes may be redeemed at a redemption price of 111.25% of their accreted value on the redemption date at the option of the Company in connection with a public offering of its common stock, provided that at least $280.0 million aggregate principal amount at maturity of the 11-1/4% Exchange Notes remained outstanding after each redemption.

In 1995, the Company issued 15% Senior Discount Exchange Notes due 2005 (the 15% Exchange Notes) and 725,445 shares of nonvoting common stock, par value $0.0001 per share. Net proceeds from the issuance were approximately $100 million, of which approximately $5.1 million was allocated to the nonvoting common stock. The 15% Exchange Notes had a principal amount at maturity of $207.3 million with an initial accreted value of $100 million. The 15% Exchange Notes mature on February 1, 2005. From and after August 1, 2000, interest on the 15% Exchange Notes was payable semiannually in cash. The 15% Exchange Notes were redeemable at any time on or after February 1, 2000, at the option of the Company in whole or in part, at 105% of their principal amount at maturity, plus accrued and unpaid interest, declining to 100% of their principal amount at maturity plus accrued interest on and after February 1, 2002. As a result of the Chapter 11 filing, beginning August 1, 2001, interest payments were not made.

Upon the effective date of the Company’s plan of reorganization, the 15% Exchange Notes, the 11-1/4% Exchange Notes, the Vendor Financing Arrangement and the Amended Credit Facility were cancelled and the creditors received a distribution as described in note 1(b).

The Cash Pay Senior Secured Notes at 3-month Eurodollar rate plus 3% (the Cash Pay Notes) are cash pay notes issued to the secured creditors upon the Company’s emergence from bankruptcy in two tranches (Tranche A and B) and are secured by the assets of the Company. Interest is payable at the end of each month and the rate is set quarterly. The Cash Pay Notes mature September 30, 2006 and mandatory payments begin December 31, 2004. Additional mandatory payments are required if the Company receives more than $100,000 from the sale of assets or has excess cash flows in any year as defined in the credit agreement. The secured creditors received $7.5 million in cash in September 2002 for excess cash on hand as of September 8, 2002 which did not reduce these notes. The Company may make voluntary repayments of the Cash Pay Notes at any time with proper notification to the noteholders. The Company made a voluntary payment of $10 million on the Tranche A Notes in June 2003. The Company paid the remainder of the Tranche A Notes and all of the Tranche B Notes in November 2003. The 8% Senior Secured Payable in Kind Notes (the PIK Notes) were issued to the secured creditors and to the unsecured creditors in three tranches, Tranche C, Tranche D, and Tranche E and are secured by the assets of the Company subordinate to the Cash Pay Notes. They mature September 6, 2006 and are at a fixed interest rate of 8%. Interest accrues monthly and is rolled into additional PIK Notes at the end of each calendar quarter. Payments are applied to the PIK Notes only after the Cash Pay Notes are paid in full.

15

WEBLINK WIRELESS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2002 and September 30, 2003

(Information as of September 30, 2003 and for the periods from January 1, 2003 through April 22, 2003 and
April 23, 2003 through September 30, 2003 is unaudited)

The indentures under which the Cash Pay Notes and the PIK Notes were issued contain certain restrictive convenants that, among other things, limit the ability of the Company to incur indebtedness, pay dividends, repurchase capital stock, engage in transactions with stockholders and affiliates, create liens, sell assets, enter into leases, and engage in mergers and consolidations, and requires the Company to maintain certain operating and financial performance measures and limits the ability of the Company to make capital expenditures. At December 31, 2002 and September 30, 2003, the Company was in compliance with all such convenants.

(8)	Commitments And Contingencies

The Company has entered into various operating lease agreements for office space, office equipment and transmission equipment sites. Total rent expense for the periods January 1, 2002 through September 8, 2002, September 9, 2002 through December 31, 2002, January 1, 2003 through April 22, 2003 and April 23, 2003 through September 30, 2003 was approximately $19.9 million, $8.8 million, $8.8 million and $12.6 million respectively.

Future minimum lease payments related to the Company’s operating and capital leases are as follows (in thousands):

	Operating	Capital
	leases	leases
Year ending December 31:
2003	$21,162	1,423
2004	14,953	—
2005	7,964	—
2006	5,461	—
2007	3,750	—
Thereafter	7,653	—

Total minimum lease payments	$60,943	1,423

Less amounts representing interest		(73)

Present value of future minimum lease payments		$1,350

The Company is involved in various EEOC charges and lawsuits arising in the normal course of business. In management’s opinion, the outcome of these charges and lawsuits will not have a material impact on the Company’s financial position or results of operations.

Paging subscriber devices are becoming available from a number of manufacturers. Historically, the Company’s wireless data services (other than telemetry) primarily utilized the Motorola, Inc. (Motorola) T900 and P935 devices and the Company’s wireless telemetry services utilized the Motorola’s Creatalink 2XT. However, in mid 2002, Motorola discontinued manufacturing wireless data products such as the Talkabout® T900, Timeport™ P935 personal communicator and the Creatalink 2XT, as well as its paging products. Motorola has sold its subscriber device and telemetry device product lines. However, the Company is working with several domestic and foreign device manufacturers to develop additional wireless data devices. Several of these companies have secured a license to the ReFLEX technology from

16

WEBLINK WIRELESS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2002 and September 30, 2003

(Information as of September 30, 2003 and for the periods from January 1, 2003 through April 22, 2003 and
April 23, 2003 through September 30, 2003 is unaudited)

Motorola. In late 2001, Percomm, Inc. (Percomm) acquired the Glenayre transceiver ReFLEX radio chip set and in early 2002 hired several members of Glenayre’s engineering team. Percomm previously supplied the Company with paging devices and the Company entered into agreements with Percomm to develop a new wireless data device. Percomm has successfully developed a new wireless date device and the Company has purchased commercial quantities. The Company has also entered into a development and purchase agreement with Hunetec, Inc. WebLink has also purchased telemetry devices from Advantra International (Advantra) and is in the process of certifying Percomm’s telemetry device as a replacement for the Creatalink. The Company received its first telemetry units from Advantra in January 2003. In addition, WebLink is working with several other potential manufacturers of wireless data devices to secure purchase rights if and when they complete development of a commercially viable device. Motorola has sold the Creatalink 2XT product line to SmartSynch and the Company has purchased some Creatalink 2XT units from SmartSynch. The Company can give no assurance, however, that additional subscriber or telemetry devices will be developed or will be available in commercial quantities to the Company on acceptable terms.

(9)	Fair Values of Financial Instruments

The following methods and assumptions were used by the Company in estimating the fair value disclosures for its financial instruments. For cash and cash equivalents, the carrying amounts reported in the Consolidated Balance Sheets are equal to fair value. At December 31, 2002 and September 30, 2003, the fair value of long-term debt was not readily determinable, except for capital leases, which is noted. In 2002, the fair value of the Cash Pay Notes and PIK Notes were not readily determined because they are closely held and not publicly traded.

The carrying amounts and fair values of the Company’s financial instruments at are as follows (in thousands):

	Reorganized Company		Post-acquisition Company
	December 31, 2002		September 30, 2003
	Carrying		Carrying
	amount	Fair value	amount	Fair value
Cash and cash equivalents	$21,026	21,026	16,834	16,834
Long-term debt	39,254	1,350	18,561	66

(10)	Stockholders’ Equity

On the September 9, 2002, WebLink Wireless, Inc. and its subsidiaries amended their respective certificates of incorporation with the Secretary of the State of Delaware in accordance with Section 303 of the Delaware General Corporation Law. The certificate of incorporation of WebLink Wireless, Inc. and its subsidiaries will, among other things, (i) prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a) of the Bankruptcy Code, (ii) in the case of Reorganized WebLink Wireless, limit the number of authorized shares of New Common Stock to 20,000,000 shares, (iii) prohibit cumulative voting for directors, (iv) in the case of Reorganized WebLink Wireless, prohibit any action by written consent of stockholders without a meeting, (v) eliminate, to the maximum extent permitted by the

17

WEBLINK WIRELESS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2002 and September 30, 2003

(Information as of September 30, 2003 and for the periods from January 1, 2003 through April 22, 2003 and
April 23, 2003 through September 30, 2003 is unaudited)

Delaware General Corporation Law, the personal liability of a director to the applicable Debtor or its stockholders for monetary damages for breach of duty as a director and (vi) indemnify directors, officers and, at the discretion of the board of directors, employees and agents of the corporation, to the extent permitted by Delaware General Corporation Law.

(a)	Common Stock

On September 9, 2002 as part of the plan of reorganization, WebLink issued 2,403,000 shares of New Common Stock to the secured creditors and 297,000 shares of New Common Stock to the unsecured creditors.

(b)	Warrants

Pursuant to the plan of reorganization, the Company issued warrants to its unsecured creditors that allow them to purchase up to 12,000,000 shares of New Common Stock at an initial exercise price equal to $13.64 increasing by 9% at the end of each year ending after September 9, 2002, beginning December 31, 2002. These warrants expire September 9, 2012 and have a weighted average adjustment for issuances of New Common Stock for less than fair market value as an anti-dilutive protection.

(11)	Stock Option/Stock Issuance/Stock Purchase Plans

Prior to reorganization on September 9, 2002, the Company had three stock-based compensation plans, the Fifth Amended and Restated 1991 Stock Option Plan (1991 Plan), the 1996 Nonqualified Formula Stock Option Plan for Non-Employee Directors (Directors Plan), and the 2000 Flexible Incentive Plan (2000 Plan). As part of the plan of reorganization, these plans were terminated as of September 8, 2002. The Company terminated its Employee Stock Purchase plan in March 2001. The Company applies Accounting Principles Board Opinion No. 25 and related interpretations to account for expenses related to its plans. Accordingly, no compensation costs have been recognized for its fixed option plans or its employee stock purchase plan. If compensation costs for these plans had been determined based on the fair value at the grant dates for awards under the plans consistent with the method prescribed by Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS 123), the impact of on the Company’s net income as reported for the 2002 periods was not significant.

Fixed Stock Option Plans

Under the 1991 Plan, the Company could grant options to its employees for up to 9,500,000 shares of class A common stock. Under the Directors Plan, the Company could grant options to its nonemployee directors for up to 300,000 shares of common stock. Under the 2000 Plan, the Company could grant options to its employees and directors or consultants who render services which contribute to the future success and growth of the Company for up to 3,000,000 shares. Under the three plans, the exercise price of each option equals the market price of the Company’s stock at the close of the market on the date of grant and an option’s maximum term is 10 years. Options generally vested over five years under the 1991 Plan, four years under the 2000 Plan, and over three years under the Directors Plan. These plans were terminated as part of the plan of reorganization.

18

WEBLINK WIRELESS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2002 and September 30, 2003

(Information as of September 30, 2003 and for the periods from January 1, 2003 through April 22, 2003 and
April 23, 2003 through September 30, 2003 is unaudited)

On February 10, 2000, 1,075,000 shares of Phantom Stock were granted under the 2000 Plan with a three year vesting period. The Phantom Stock was payable in the Company’s class A common stock at zero cost to the recipients upon the occurrence of certain events. Based on the closing market price of $23.8125 reported on The Nasdaq Stock Market (Nasdaq) on February 10, 2000, these grants had an aggregate market value of $25.6 million. On December 6, 2001, 1,000,000 shares of the Phantom Stock was surrendered to the Company. As a result, approximately $8.5 million of deferred compensation related to unvested Phantom Stock was reversed. The compensation cost associated with the grants is recorded as amortization of stock compensation over the vesting period. Accordingly, approximately $412,000 was expensed in the period January 1, 2002 through September 8, 2002. The remaining shares were canceled as part of the plan of reorganization.

A summary of the status and activity of the Company’s 1991 Plan, 2000 Plan and Directors Plan is presented below:

1991 Plan

Weighted
average
	Shares	exercise
	(000)	price

Outstanding at December 31, 2001	3,809	$7.60

Granted	—	—
Exercised	—	—
Forfeited	(3,809)	7.60

Outstanding at September 8, 2002	—	—

19

WEBLINK WIRELESS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2002 and September 30, 2003

(Information as of September 30, 2003 and for the periods from January 1, 2003 through April 22, 2003 and
April 23, 2003 through September 30, 2003 is unaudited)

2000 Plan

Weighted
average
	Shares	exercise
	(000)	price

Outstanding at December 31, 2001	834	$8.00

Granted	—	—
Exercised	—	—
Forfeited	(834)	8.00

Outstanding at September 8, 2002	—	—

Directors Plan

Weighted
average
	Shares	exercise
	(000)	price

Outstanding at December 31, 2001 during the year	50	$9.75

Granted	—	—
Exercised	—	—
Forfeited	(50)	9.75

Outstanding at September 8, 2002	—	—

Restricted Stock Compensation Plan

The plan of reorganization provides for the creation of a restricted stock plan, the WebLink Wireless, Inc. 2002 Flexible Incentive Plan (the Restricted Stock Plan) pursuant to which the Company will issue up to 300,000 newly issued shares of common stock to certain members of its management as determined by the Company’s board of directors. The restricted stock will vest monthly over 36 months, and will fully vest upon certain circumstances, including a change in control of the Company. As of December 31, 2002, 296,000 shares of restricted stock had been issued. No significant compensation expense has been

20

WEBLINK WIRELESS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2002 and September 30, 2003

(Information as of September 30, 2003 and for the periods from January 1, 2003 through April 22, 2003 and
April 23, 2003 through September 30, 2003 is unaudited)

recognized by the Company for these grants as the fair value of the stock issued was insignificant at the date of grant.

(12)	Federal Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109). SFAS 109 requires an asset and liability approach which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s consolidated financial statements.

Deferred income taxes reflect the tax consequences on future years of temporary differences between the tax basis of assets and liabilities and their financial reporting basis and the potential benefits of certain tax carryforwards. The significant deferred tax assets and liabilities, as determined under the provisions of SFAS 109 are as follows (in thousands):

December 31,
2002
Gross deferred tax asset:
Net operating loss carryforwards	$22,979
Bad debt reserve	981
Inventory reserve	414
Accretion of Senior Discount Notes	—
Depreciation	58,411
Other	7,703

90,488
Valuation allowance	(90,488)

Net deferred tax asset	$—

The Company has recorded a valuation allowance equal to its net deferred tax asset at each reporting period as management believes that it is more likely than not that such asset will not be realized, due to historical operating losses. Management will evaluate the appropriateness of such allowance in the future if and when future operating income is generated on a consistent basis.

21

WEBLINK WIRELESS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2002 and September 30, 2003

(Information as of September 30, 2003 and for the periods from January 1, 2003 through April 22, 2003 and
April 23, 2003 through September 30, 2003 is unaudited)

The Company had approximately $67.6 million of net operating loss carryforwards for federal income tax purposes at December 31, 2002 after taking into account the reduction of tax attributes related to the bankruptcy. The net operating loss carryforwards will expire in the years 2006 through 2021 if not previously utilized. The utilization of these carryforwards is subject to certain limitations under Section 382 of the Internal Revenue Code.

(13)	Extraordinary Items

In 2002, in conjunction with the Company’s emergence from bankruptcy and the corresponding write-off of debt and equity, Predecessor Company recorded an extraordinary gain of $546.6 million.

(14)	Related-Party Transactions

As of December 31, 2001, certain officers of the Company were indebted to the Company in the amount of $82,000, under promissory notes issued in connection with the purchase of the Company’s common stock (the Notes). The Notes had terms ranging from three to four years and were secured by common stock owned by the officers. The Notes bore interest at the Applicable Federal Rate in effect on the date of issuance as published by the Internal Revenue Service, ranging from 4.86% to 6.15%. Interest was due and payable annually beginning on the first anniversary of the date of each Note. All outstanding amounts were paid in 2002. All Notes are included in Stock Subscriptions Receivable in the Consolidated Balance Sheets.

The secured creditors, who owned 80% of the equity of the Company after September 9, 2002 received $7.5 million in cash in September 2002 for excess cash on hand as of September 9, 2002, which did not reduce these notes.

22

WEBLINK WIRELESS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2002 and September 30, 2003

(Information as of September 30, 2003 and for the periods from January 1, 2003 through April 22, 2003 and
April 23, 2003 through September 30, 2003 is unaudited)

(15)	Recent Developments

(a)	WebLink Wireless I, LP

In February 2003, the Company’s board of directors authorized the Company to change its structure. On March 1, 2003, WebLink Wireless, Inc. transferred substantially all of its assets, liabilities, and operations to WebLink Wireless I, L.P. in exchange for a general partnership interest in WebLink Wireless I, L.P. PageMart PCS Inc., Telephone North, Inc. and PageMart II, Inc. also transferred their assets, consisting of narrowband licenses, to WebLink Wireless I, L.P. in exchange for a limited partnership interest. WebLink Wireless, Inc. continues to own 100% of PageMart PCS, Inc., Telephone North, Inc. and PageMart II, Inc. and collectively owns 90% of WebLink Wireless I, L.P. Leucadia National Corporation purchased a 10% interest in WebLink Wireless I, L.P. for $100,000.

(b)	Lecuadia Acquisition (Unaudited)

FCC approval of the acquisition of 80% of the Reorganized Company’s common stock was received on April 22, 2003 and the shares were purchased on that date. In accordance with the Securities and Exchange Commission’s (SEC) guidelines, a company may use push-down accounting if it owns 80% of the voting shares of stock in a subsidiary and must apply it if they own 90% of a company’s stock. Leucadia owns approximately 80% of WebLink’s stock. As such, Leucadia elected to do push-down accounting. As a result, the Company’s consolidated financial statements on an ongoing basis as presented for the pre-acquisition company are presented as a different cost basis than the consolidated financial statements for the post-acquisition periods and, accordingly, such statements are not directly comparable. The results of the Reorganized Company’s operations and related cash flows are presented through April 22, 2003. The results of operations and related cash flows of the Post Acquisition company are presented from April 23, 2004 through September 30, 2003. The financial position of the Post Acquisition company is presented as of September 30, 2003.

The effects of this transaction on the Reorganized Company’s balance sheet at April 22, 2003 is as follows:

23

WEBLINK WIRELESS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2002 and September 30, 2003

(Information as of September 30, 2003 and for the periods from January 1, 2003 through April 22, 2003 and
April 23, 2003 through September 30, 2003 is unaudited)

	Reorganized	Push-down	Post-acquisition
	Company	Adjustments	Company
Assets

Current assets:
Cash and cash equivalents	$20,865	—	20,865
Restricted cash	793	—	793
Accounts receivable, net	11,344	—	11,344
Inventories	2,247	—	2,247
Other current assets, net	7,487	—	7,487

Total current assets	42,736	—	42,736

Property, plant and equipment, net	28,966	(24,141)	4,825
Narrowband licenses, net	—	—	—
Other assets	632	—	632
Debt issue cost, net	140	(140)	—

Total assets	$72,474	(24,281)	48,193

Liabilities and Stockholder’ Equity
Current liabilities:
Accounts payable	$2,163	(1,023)	1,140
Deferred revenue	11,611	(1,852)	9,759
Current maturities	922	—	922
Other liabilities	12,979	—	12,979

Total current liabilities	27,675	(2,875)	24,800

Long-term debt	39,766	(18,435)	21,331
Other long-term liabilities	1,233	100	1,333
Stockholders’ equity	3,800	(3,071)	729

Total stockholders’ equity	3,800	(3,071)	729

Total liabilities and stockholders’ equity	$72,474	(24,281)	48,193

24